CERTIFICATION OF INCORPORATION
                                       OF
                           JEVIC TRANSPORTATION, INC.


     THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:l-1 et seq., the "New Jersey Business Corporation Act."

     1. The name of the corporation is JEVIC TRANSPORTATION, INC.

     2. The address of this corporation's initial registered office is 25 Bretton Way, Mount Laurel, New Jersey 08054 and the name of the corporation's initial registered agent at such address is Harry Muhlschlegel.

     3. The purposes for which this corporation is organized are:

     To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:l-1 et seq.

     4. The aggregate number of shares which the corporation shall have authority to issue is 1500 shares - no par value.

     5. The first Board of Directors of this corporation shall consist of one
(1) Director and the name and address of the person who is to serve as such Director is:

Name                               Address                            Zip Code

Harry Muhlschlegel                 25 Bretton Way
                                   Mount Laurel, New Jersey           08054

     6. The name and address of each incorporator is:

Name                               Address                            Zip Code
Harry Muhlschlegel                 25 Bretton Way
                                   Mount Laurel, New Jersey           08054


     IN WITNESS WHEREOF, the individual incorporator, being over the age of eighteen years, has signed this Certificate this 8th day of May, 1981.




                                                  /s/ HARRY MUHLSCHLEGEL
                                                  -----------------------
                                                  HARRY MUHLSCHLEGEL

     I, The Secretary of State of the State of New Jersey, DO HEREBY CERTIFY that the foregoing is a true copy of CERTIFICATE OF INCORPORATION and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the 27th day of May, A.D. 1981 and now remaining on file and of record therein.


[SEAL] IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Offical Seal at Trenton, this 27th day of May 1981, A.D.

                                   SECRETARY OF STATE
                                     DONALD LAN

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           JEVIC TRANSPORTATION, INC.

     Jevic Transportation, Inc., a corporation organized and existing under and by virtue of the laws of the State of New Jersey (hereinafter referred to as the "Corporation"),

     DOES HEREBY CERTIFY to the Secretary of State of the State of New Jersey

that:

     FIRST: That the name of the Corporation is Jevic Transportation, Inc.

     SECOND: That on July 30, 1997, the Board of Directors (the "Board"), by unanimous written consent of its members, filed with the minutes of the Board, pursuant to Section 14A:6-7.1(5) and the By-laws of the Corporation, adopted resolutions to amend the Corporation's Certificate of Incorporation (the "Amendment") to (i) authorize two classes of common capital stock of the
Corporation: "Common Stock" and "Class A Common Stock" and (ii) reclassify each of the Corporation's outstanding shares of stock as shares of Class A Common Stock, which resolutions (the "Resolutions") are as follows:

          RESOLVED, that the first paragraph of Article 4 of the Certificate of Incorporation of Jevic Transportation, Inc. shall be amended to read as follows:

          "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,500 shares of a single class designated Common Equity, divided into two series consisting of 1,200 shares of Common Stock, no par value (the "Common Stock") and 300 shares of Class A Common Stock, no par value (the "Class A Common Stock"). The voting powers, designations, preferences, limitations, restrictions, and special or relative rights with respect to each class of stock are or shall be fixed as follows.

          Except as otherwise stated herein, the holders of Common Stock and Class A Common Stock shall have all of the rights afforded holders of common stock under the New Jersey Business Corporation Act, N.J.S. 14A:l-1 et seq., including the right to vote on all matters submitted to a vote of the common shareholders and the right to receive the net assets of the corporation upon dissolution. The Common Stock and Class A Common Stock shall vote together as a single class and shall receive any dividends and distributions payable to holders of the Corporation's common capital stock on a pro rata basis; provided, that: (i) holders of Common Stock shall be entitled to one (1) vote per share on all matters submitted to a vote of the common shareholders; (ii) holders of Class A Common Stock shall be entitled to two (2) votes per share on all matters submitted to a vote of the common shareholders and (iii) in the case of any dividend payable in the Corporation's common capital stock, holders of Common Stock shall be entitled to receive the same dividend (on a per outstanding share basis), payable in shares of Common Stock, as the holders of shares of Class A Common Stock shall be entitled to receive (on a per outstanding share basis), payable in shares of Class A Common Stock. Holders of Class A Common Stock may convert such shares into Common Stock, at any time and from time to time, on the basis of one share of Common Stock for each share of Class A Common Stock. If any Class A Common Stock shall cease to be owned by Harry J. Muhlschlegel, Karen B. Muhlschlegel or any of their lineal descendants (the "Muhlschlegel Family"), any trust or custodial account for the benefit of one or more members of the Muhlschegel Family or any other entity which is 100% beneficially owned, directly or indirectly, by one or more members of the Muhlschlegel Family or by any such trust (each of the foregoing being referred to as a "Permitted Holder"), such shares that are no longer so owned shall be converted automatically into Common Stock. In any distribution of stock of any other corporation to the shareholders of the Corporation or any merger, consolidation or business combination involving the Corporation, the consideration to be received per share by holders of the Common Stock and Class A Common Stock shall be identical; provided that if, after such distribution, merger, consolidation or business combination, more than one-third (1/3) of the surviving entity is owned by Permitted Holders, any securities to be received may differ to the extent that the voting rights differ between Common Stock and Class A Common Stock.";

          RESOLVED, that, without any other action on the part of the Corporation or any other person, on the date (the "Filing Date") on which this Certificate of Amendment to the Corporation's Certificate of Incorporation is filed with the Secretary of State of the State of New Jersey, each share of the Corporation then outstanding shall be automatically reclassified as one share of Class A Common Stock; and

          RESOLVED, that, promptly following the Filing Date, new stock certificates representing shares of Class A Common Stock shall be issued by the Corporation in exchange for the surrender of all stock certificates representing outstanding shares, and all stock certificates representing such outstanding shares shall be deemed canceled and shall not be recognized as outstanding on the books of the Corporation for any purpose.

     THIRD: The Amendment so adopted by the Board was adopted by the shareholders of the Corporation, by written consent filed with the minutes of the shareholders, on July 30, 1997.

     FOURTH: The Corporation currently has 200 shares of stock issued and outstanding and entitled to vote on the Amendment. The Corporation's shares constitute a single class.

     FIFTH: All 200 outstanding shares cast votes in favor of the Amendment via written consent. No shares cast votes against the amendment. There being only a single class of the Corporation's shares, no class vote was required. Pursuant to N.J.S. Section 14A:5-6 and the By-laws of the Corporation, the Amendment has been approved by the shareholders of the Corporation.

     SIXTH: The reclassification of issued shares provided in the Amendment shall be effected as specified in the foregoing Resolutions of the Board.

     SEVENTH: This Certificate of Amendment of the Certificate of Incorporation of the Corporation shall be effective upon filing with the Secretary of State of the State of New Jersey.

     IN WITNESS WHEREOF, said JEVIC TRANSPORTATION, INC. has caused this instrument to be signed by its Chief Executive Officer and attested to by its Secretary, this 30th day of July, 1997.

                                        JEVIC TRANSPORTATION, INC.


                                        By: /s/  Harry J. Muhlschlegel
                                           -----------------------------------
                                                 Harry J. Muhlschlegel
                                                 Chief Executive Officer


ATTEST:



By: /s/  Karen Muhlschlegel
    --------------------------------
         Karen Muhlschlegel
         Secretary